SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
            August 27, 1999 (August 27, 1999) Date of Report
                       (Date of earliest event reported)

                               Safety-Kleen Corp.
             (Exact name of registrant as specified in its charter)



Delaware                            1-8368                           51-0228924

(State or other                   (Commission                      (IRS Employer
 jurisdiction                      File Number)                   Identification
 of incorporation)                                                       Number)


               1301 Gervais Street, Columbia, South Carolina 29201 (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: (803)933-4200

ITEM 5.  OTHER EVENTS

         On August 27, 1999, Safety-Kleen Corp.(NYSE:SK) announced its agreement to acquire Ecogard, Inc. d/b/a First Recovery, a subsidiary of The Valvoline Company. The acquisition, expected to close on September 1, 1999, is anticipated to add more than $30 million of annual revenue to Safety-Kleen's used oil collection business. The full text of the announcement is reproduced below. Please note that the announcement contains forward looking statements that involve a number of risks and uncertainties.


                              For Immediate Release

                             SAFETY-KLEEN ANNOUNCES
                          ACQUISITION OF FIRST RECOVERY


Columbia, S.C.--August 27, 1999--Safety-Kleen Corp. (NYSE: SK) announced today its agreement to acquire Ecogard, Inc. d/b/a First Recovery, a subsidiary of The Valvoline Company. The acquisition, expected to close on September 1, 1999, will add more than $30 million of annual revenue to Safety-Kleen's used oil collection business.

Commenting on the transaction, Kenneth W. Winger, Safety-Kleen's President and Chief Executive Officer, said, "The acquisition of First Recovery further increases Safety-Kleen's leading position in the used oil collection and re-refining business. First Recovery's customer base of nearly 40,000 gives Safety-Kleen an exciting opportunity to increase revenue by providing additional services. Increased used oil volumes will result in greatly improved utilization of our existing collection infrastructure and re-refining capabilities. Improved utilization and cost savings related to the business combination make the acquisition of this quality business accretive to our earnings. Safety-Kleen is committed to continued growth and leadership in all of its key lines of business."

Safety-Kleen Corp. is the leading industrial waste service company for both hazardous and non-hazardous waste streams. From collection through recycle and disposal, the Company provides comprehensive waste management services to over 400,000 customers in North America.

For further information contact:
---------------------------------
Kenneth W. Winger, President and Chief Executive Officer - (803) 933-4212
Paul R. Humphreys, Senior Vice President, Finance and Chief Financial Officer -
(803) 933-4261
Safety-Kleen Investor Relations - (803) 933-4285

Private Securities Litigation Reform Act:
-----------------------------------------
Sections of this release constitute forward-looking statements that involve a number of risks and uncertainties. Many factors could cause actual results to differ materially from our expected results. These factors include risks associated with acquisitions; achievement of synergy objectives; the attainment of revenue growth targets; the adoption of new environmental laws and regulations and how they are interpreted and enforced; changes in demand for the Company's services; competition; and prices for petroleum-based products.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             SAFETY-KLEEN CORP.




                                             By:    /S/ Kenneth W. Winger
                                                  ----------------------------
                                                   Kenneth W. Winger, President
                                                   and Chief Executive Officer


Date: August 27, 1999